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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

               THIS EMPLOYMENT AGREEMENT (this "Agreement"), effective as of the Effective Date (as defined below), is entered into by and between Maguire Properties, Inc., a Maryland corporation (the "REIT"), Maguire Properties, L.P., a Maryland limited partnership (the "Operating Partnership") and Robert F. Maguire III (the "Executive").

               WHEREAS, the REIT and the Operating Partnership (collectively, the "Company") desire to employ the Executive and to enter into an agreement embodying the terms of such employment; and

               WHEREAS, the Executive desires to accept employment with the Company, subject to the terms and conditions of this Agreement.

               NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

               1. Employment Period. Subject to the provisions for earlier termination hereinafter provided, the Executive's employment hereunder shall be for a term (the "Employment Period") commencing on the Effective Date and ending on the fifth anniversary of the Effective Date (the "Initial Termination Date"); provided, however, that this Agreement shall be automatically extended for one additional year on the Initial Termination Date and on each subsequent anniversary of the Initial Termination Date, unless either the Executive or the Company elects not to so extend the term of the Agreement by notifying the other party, in writing, of such election not less than sixty (60) days prior to the last day of the term as then in effect. For purposes of this Agreement, "Effective Date" shall mean the date of the closing of the initial public offering of shares of the REIT's common stock.

               2. Terms of Employment.

               (a) Position and Duties.

                      (i) During the Employment Period, the Executive shall serve as Co-Chief Executive Officer of the REIT and the Operating Partnership and shall perform such employment duties as are usual and customary for such positions. In addition, during the Employment Period, the Company shall use its best efforts to cause the Executive to be nominated and elected as Chairman of the Board; provided, however, that the Company shall not be so obligated if cause exists for the removal of the Executive from the Board or for the failure to nominate or elect the Executive to the Board. Provided that the Executive is so nominated and elected, the Executive hereby agrees to serve as Chairman of the Board. At the Company's request, the Executive shall serve the Company and/or its subsidiaries and affiliates in other offices and capacities in addition to the foregoing. In the event that the Executive, during the Employment Period, serves in any one or more of such additional capacities, the Executive's compensation shall not be increased beyond that specified in Section 2(b) of this Agreement. In addition, in the event the Executive's service in one or more of such additional capacities is terminated, the Executive's compensation, as specified in
        Section 2(b) of this Agreement, shall not be diminished or reduced in any manner as a result of such


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        termination for so long as the Executive otherwise remains employed under the terms of this Agreement.

                      (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially full-time attention and time during normal business hours to the business and affairs of the Company. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) fulfill limited teaching, speaking and writing engagements or (C) manage his personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company; provided that no such activity that violates any written non-competition agreement between the parties shall be permitted.

               (b) Compensation.

                      (i) Base Salary. During the Employment Period, the Executive shall receive a base salary (the "Base Salary") of $150,000 per annum, as the same may be increased thereafter pursuant to the Company's normal practices for its executives. The Base Salary shall be paid at such intervals as the Company pays executive salaries generally. During the Employment Period, the Base Salary shall be reviewed at least annually for possible increase in the Company's discretion. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The Base Salary shall not be reduced after any such increase and the term "Base Salary" as utilized in this Agreement shall refer to Base Salary as so increased.

                      (ii) Annual Bonus. In addition to the Base Salary, the Executive shall be eligible to earn, for each fiscal year of the Company ending during the Employment Period, an annual cash performance bonus (an "Annual Bonus") under the Company's bonus plan or plans applicable to senior executives. The amount of the Annual Bonus and the target performance goals applicable to the Annual Bonus shall be determined in accordance with the terms and conditions of such bonus plan as in effect from time to time.

                      (iii) Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all other incentive plans, practices, policies and programs, and all savings and retirement plans, practices, policies and programs, in each case that are applicable generally to senior executives of the Company.

                      (iv) Welfare Benefit Plans. During the Employment Period, the Executive and the Executive's eligible family members shall be eligible for participation in the welfare benefit plans, practices, policies and programs (including, if applicable,


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        medical, dental, disability, employee life, group life and accidental death insurance plans and programs) maintained by the Company for its senior executives.

                      (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company provided to senior executives of the Company.

                      (vi) Fringe Benefits. During the Employment Period, the Executive shall be entitled to such fringe benefits and perquisites as are provided by the Company to its senior executives from time to time, in accordance with the policies, practices and procedures of the Company, and shall receive such additional fringe benefits and perquisites as the Company may, in its discretion, from time-to-time provide.

                      (vii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company applicable to its senior executives.

                      (viii) Additional Payments. The amount of compensation payable to Executive pursuant to Sections 2(b)(i) and (ii) above shall be "grossed up" as necessary (on an after-tax basis) to compensate for any additional social security withholding taxes due as a result of Executive's shared employment by the Operating Partnership, the REIT and, if applicable, any subsidiary and/or affiliate thereof.

               3. Termination of Employment.

               (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death or Disability during the Employment Period. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 90 consecutive days or on a total of 180 days in any 12-month period, in either case as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

               (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, "Cause" shall mean the occurrence of any one or more of the following events unless the Executive fully corrects the circumstances constituting Cause within a reasonable period of time after receipt of the Notice of Termination (as defined below):

                      (i) the Executive's willful and continued failure to substantially perform his duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after his issuance of a Notice of Termination for Good Reason), after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties;


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                      (ii) the Executive's willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company;

                      (iii) the Executive's conviction of, or entry by the Executive of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude;

                      (iv) a willful breach by the Executive of his fiduciary duty to the Company which results in economic or other injury to the Company; or

                      (v) the Executive's willful and material breach of the Executive's covenants set forth in Section 9(a) or 9(b) hereof.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel for the Executive, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of any of the conduct described in Section 3(b), and specifying the particulars thereof in detail; provided, that if the Executive is a member of the Board, the Executive shall not vote on such resolution nor shall the Executive be counted in determining the "entire membership" of the Board.

               (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason or by the Executive without Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any one or more of the following events without the Executive's prior written consent, unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) prior to the Date of Termination (as defined below):

                      (i) the assignment to the Executive of any duties materially inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;


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                      (ii) the Company's reduction of the Executive's annual
        base salary or bonus opportunity, each as in effect on the date hereof or as the same may be increased from time to time;

                      (iii) the relocation of the Company's offices at which the Executive is principally employed (the "Principal Location") to a location more than thirty (30) miles from such location, or the Company's requiring the Executive to be based at a location more than thirty (30) miles from the Principal Location, except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

                      (iv) the Company's failure to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 10 hereof; or

                      (v) the Company's failure to cure a material breach of its obligations under the Agreement after written notice is delivered to the Board by the Executive which specifically identifies the manner in which the Executive believes that the Company has breached its obligations under the Agreement and the Company is given a reasonable opportunity to cure any such breach.

               (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other parties hereto given in accordance with Section 12(c) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

               (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein (which date shall not be more than 30 days after the giving of such notice), as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, (iii) if the Executive's employment is terminated by the Executive without Good Reason, the Date of Termination shall be the tenth day after the date on which the Executive notifies the Company of such termination, unless otherwise agreed by the Company and the Executive, and (iv) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death or Disability of the Executive, as the case may be.


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               4. Obligations of the Company upon Termination.

               (a) Without Cause or For Good Reason. If, during the Employment Period, the Company shall terminate the Executive's employment without Cause or the Executive shall terminate his employment for Good Reason:

                      (i) The Executive shall be paid, in a single lump sum payment within 60 days after the Date of Termination, the aggregate amount of (A) the Executive's earned but unpaid Base Salary and accrued but unpaid vacation pay through the Date of Termination, and any Annual Bonus required to be paid to the Executive pursuant to Section 2(b)(ii) above for any fiscal year of the Company that ends on or before the Date of Termination to the extent not previously paid (the "Accrued Obligations"), and (B) two (the "Severance Multiple") times the sum of
        (x) the Base Salary in effect on the Termination Date plus (y) the average Annual Bonus received by the Executive for the three complete fiscal years (or such lesser number of years as the Executive has been employed by the Company) of the Company immediately prior to the Termination Date (the "Severance Amount");

                      (ii) At the time when annual bonuses are paid to the Company's other senior executives for the fiscal year of the Company in which the Date of Termination occurs, the Executive shall be paid an Annual Bonus in an amount equal to the product of (x) the amount of the Annual Bonus to which the Executive would have been entitled if the Executive's employment had not been terminated, and (y) a fraction, the numerator of which is the number of days in such fiscal year through the Date of Termination and the denominator of which is the total number of days in such fiscal year (a "Pro-Rated Annual Bonus");

                      (iii) For a period of years equal to the Severance Multiple, the Company shall continue to provide the Executive and the Executive's eligible family members with group health insurance coverage at least equal to that which would have been provided to them if the Executive's employment had not been terminated; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive group health insurance coverage under another employer's plans, the Company's obligations under this Section 4(a)(iii) shall be reduced to the extent comparable coverage is actually provided to the Executive and the Executive's eligible family members, and any such coverage shall be reported by the Executive to the Company.

                      (iv) The Company shall, at its sole expense and on an as-incurred basis, provide the Executive with outplacement services the scope and provider of which shall be reasonable and consistent with industry practice for similarly situated executives; and

                      (v) To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any vested benefits and other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliates (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").


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

Notwithstanding the foregoing, it shall be a condition to the Executive's right to receive the amounts provided for in Sections 4(a)(i)(B) and 4(a)(ii), (iii) and (iv) above that the Executive execute, deliver to the Company and not revoke a release of claims in substantially the form attached hereto as Exhibit A.

               (b) For Cause or Without Good Reason. If the Executive's employment shall be terminated by the Company for Cause or by the Executive without Good Reason during the Employment Period, the Company shall have no further obligations to the Executive under this Agreement other than pursuant to Sections 7 and 8 hereof, and the obligation to pay to the Executive the Accrued Obligations in cash within 30 days after the Date of Termination and to provide the Other Benefits.

               (c) Death or Disability. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period:

                      (i) The Accrued Obligations shall be paid to the Executive's estate or beneficiaries or to the Executive, as applicable, in cash within 30 days of the Date of Termination;

                      (ii) 100% of the Executive's annual Base Salary, as in effect on the Date of Termination, shall be paid to the Executive's estate or beneficiaries or to the Executive, as applicable, in cash within 30 days following the Date of Termination;

                      (iii) The Pro-Rated Annual Bonus shall be paid to the Executive's estate or beneficiaries or to the Executive, as applicable, at the time when annual bonuses are paid to the Company's other senior executives for the fiscal year of the Company in which the Date of Termination occurs;

                      (iv) For a period of twelve months following the Date of Termination, the Executive and the Executive's eligible family members shall continue to be provided with group health insurance coverage at least equal to that which would have been provided to them if the Executive's employment had not been terminated; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive group health insurance coverage under another employer's plans, the Company's obligations under this Section 4(d)(iv) shall be reduced to the extent comparable coverage is actually provided to the Executive and the Executive's eligible family members, and any such coverage shall be reported by the Executive to the Company; and

                      (v) The Other Benefits shall be paid or provided to the Executive on a timely basis.

               5. Termination Upon a Change in Control. If a Change in Control (as defined herein) occurs during the Employment Period and the Executive's employment is terminated (a) by the Company without Cause or by the Executive for Good Reason, in each case within two (2) years after the effective date of the Change in Control or (b) by the Executive for any reason on or within 30 days after the one year anniversary of the effective date of the Change in Control, then the Executive shall be entitled to the payments and benefits provided in Section


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4(a), subject to the terms and conditions thereof, except that for purposes of this Section 5, the Severance Multiple shall equal three (3). In addition, in the event of such a termination of the Executive's employment, all outstanding stock options, restricted stock and other equity awards granted to the Executive under any of the Company's equity incentive plans (or awards substituted therefore covering the securities of a successor company) shall become immediately vested and exercisable in full. For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following events:

                      (i) the acquisition, directly or indirectly, by any "person" or "group" (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder) of "beneficial ownership" (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors ("voting securities") of the REIT that represent 35% or more of the combined voting power of the REIT's then outstanding voting securities, other than

                             (A) an acquisition of securities by a trustee or
               other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the REIT or any person controlled by the REIT or by any employee benefit plan (or related trust) sponsored or maintained by the REIT or any person controlled by the REIT, or

                             (B) an acquisition of securities by the REIT or a
               corporation owned, directly or indirectly, by the stockholders of the REIT in substantially the same proportions as their ownership of the stock of the REIT, or

                             (C) an acquisition of securities pursuant to a
               transaction described in clause (iii) below that would not be a Change in Control under clause (iii), or

                             (D) any direct or indirect acquisition of
               securities by the Executive or his family, or any entity controlled thereby;

                      Notwithstanding the foregoing, the following event shall not constitute an "acquisition" by any person or group for purposes of this clause (i): an acquisition of the REIT's securities by the REIT which causes the REIT's voting securities beneficially owned by a person or group to represent 35% or more of the combined voting power of the REIT's then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 35% or more of the combined voting power of the REIT's then outstanding voting securities by reason of share acquisitions by the REIT as described above and shall, after such share acquisitions by the REIT, become the beneficial owner of any additional voting securities of the REIT, then such acquisition shall constitute a Change in Control;

                      (ii) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election by the REIT's shareholders, or nomination for election by the Board, was


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        approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board;

                      (iii) the consummation by the REIT (whether directly involving the REIT or indirectly involving the REIT through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the REIT's assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction

                             (A) which results in the REIT's voting securities
               outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the REIT or the person that, as a result of the transaction, controls, directly or indirectly, the REIT or owns, directly or indirectly, all or substantially all of the REIT's assets or otherwise succeeds to the business of the REIT (the REIT or such person, the "Successor Entity")) directly or indirectly, at least 50% of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

                             (B) after which no person or group beneficially
               owns voting securities representing 35% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 35% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the REIT prior to the consummation of the transaction; or

                      (iv) approval by the REIT's shareholders of a liquidation or dissolution of the REIT.

For purposes of clause (i) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the REIT's shareholders, and for purposes of clause (iii) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the REIT's shareholders.

               6. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.


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               7. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and except as expressly provided, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred
(within 30 days following the Company's receipt of an invoice from the Executive), to the full extent permitted by law, all reasonable legal fees and expenses which the Executive or his beneficiaries may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive or his beneficiaries about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in
Section 7872(f)(2)(A) of the Code. The preceding sentence shall not apply with respect to any such contest if the court having jurisdiction over such contest determines that the Executive's claim in such contest is frivolous or maintained in bad faith.

               8. Certain Additional Payments by the Company.

               (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any Payment would be subject to the Excise Tax, then the Executive shall be entitled to receive an additional payment (the "Excise Tax Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Excise Tax Gross-Up Payment, the Executive retains an amount of the Excise Tax Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this
Section 8(a), if it shall be determined that the Executive is entitled to the Excise Tax Gross-Up Payment, but that the Parachute Value of all Payments does not exceed 110% of the Safe Harbor Amount, then no Excise Tax Gross-Up Payment shall be made to the Executive and the amounts payable under this Agreement shall be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount. The reduction of the amounts payable hereunder, if applicable, shall be made by first reducing the payments under Section 4(a)(i), unless an alternative method of reduction is elected by the Executive, and in any event shall be made in such a manner as to maximize the Value of all Payments actually made to the Executive. For purposes of reducing the Payments to the Safe Harbor Amount, only amounts payable under this Agreement (and no other Payments) shall be reduced. If the reduction of the amount payable under this Agreement would not result in a reduction of the Parachute Value of all Payments to the Safe Harbor Amount, no amounts payable under the Agreement shall be reduced pursuant to this Section 8(a). The Company's obligation to make Excise Tax Gross-Up Payments under this Section 8 shall not be conditioned upon the Executive's termination of employment.

               (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when an Excise Tax Gross-Up Payment is


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required, the amount of such Excise Tax Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by such nationally recognized accounting firm as may be selected by the Company and reasonably acceptable to the Executive (the "Accounting Firm"); provided, that the Accounting Firm's determination shall be made based upon "substantial authority" within the meaning of Section 6662 of the Code. The Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Excise Tax Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive, unless the Company obtains an opinion of outside legal counsel, based upon at least "substantial authority" within the meaning of Section 6662 of the Code, reaching a different determination, in which event such legal opinion shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Excise Tax Gross-Up Payments that will not have been made by the Company should have been made (the "Underpayment"), consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

               (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Excise Tax Gross-Up Payment. Such notification shall be given as soon as practicable, but no later than 10 business days after the Executive is informed in writing of such claim. The Executive shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that the Company desires to contest such claim, the Executive shall:

                      (i) give the Company any information reasonably requested by the Company relating to such claim,

                      (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                      (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                      (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that, if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties) imposed with respect to such advance or with respect to any imputed income in connection with such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which the Excise Tax Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (d) If, after the receipt by the Executive of an Excise Tax Gross-Up Payment or an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to the Excise Tax to which such Excise Tax Gross-Up Payment relates or with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c), if applicable) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Excise Tax Gross-Up Payment required to be paid.

               (e) Notwithstanding any other provision of this Section 8, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Executive, all or any portion of any Excise Tax Gross-Up Payment, and the Executive hereby consents to such withholding.

               (f) Any other liability for unpaid or unwithheld Excise Taxes shall be borne exclusively by the Company, in accordance with Section 3403 of the Code. The foregoing sentence shall not in any manner relieve the Company of any of its obligations under this Employment Agreement.

               (g) Definitions. The following terms shall have the following meanings for purposes of this Section 8:

                      (i) "Excise Tax" shall mean the excise tax imposed by
        Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

                      (ii) "Parachute Value" of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a "parachute payment" under Section 280G(b)(2), as determined by the Accounting Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

                      (iii) A "Payment" shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement or otherwise.

                      (iv) The "Safe Harbor Amount" shall mean 2.99 times the Executive's "base amount," within the meaning of Section 280G(b)(3) of the Code.

                      (v) "Value" of a Payment shall mean the economic present value of a Payment as of the date of the change of control for purposes of Section 280G of the Code, as determined by the Accounting Firm using the discount rate required by Section 280G(d)(4) of the Code.

               9. Confidential Information and Non-Solicitation.

               (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the REIT, the Operating Partnership, Maguire Services, Inc., a Maryland corporation, and their respective subsidiaries and affiliates (collectively, the "Maguire Group"), and each of their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it; provided, that if the Executive receives actual notice that the Executive is or may be required by law or legal process to communicate or divulge any such information, knowledge or data, the Executive shall promptly so notify the Company.

               (b) While employed by the Company and, for two (2) years after the Termination Date, the Executive shall not directly or indirectly solicit, induce, or encourage any employee, consultant, agent, customer, vendor, or other parties doing business with any member of the Maguire Group to terminate their employment, agency, or other relationship with the Maguire Group or such member or to render services for or transfer their business from the Maguire Group or such member and the Executive shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

               (c) In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement. However, in recognition of the facts that irreparable injury will result to the Company in the event of a breach by the Executive of his obligations under Sections 9(a) and (b) of this Agreement, that monetary damages for such breach would not be readily calculable, and that the Company would not have an adequate remedy at law therefor, the Executive acknowledges, consents and agrees that in the event of such breach, or the threat thereof, the Company shall be entitled, in addition to any other legal remedies and damages available, to specific performance thereof and to temporary and permanent injunctive relief (without the necessity of posting a bond) to restrain the violation or threatened violation of such obligations by the Executive.

               10. Successors.

               (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

               (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

               11. Payment of Financial Obligations. The payment or provision to the Executive by the Company of any remuneration, benefits or other financial obligations pursuant to this Agreement shall be allocated to the Operating Partnership, the REIT and, if applicable, any subsidiary and/or affiliate thereof in accordance with the Employee Sharing and Expense Allocation Agreement, by and between the REIT, the Operating Partnership, and Maguire Services, Inc., as in effect from time to time.

               12. Miscellaneous.

               (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

               (b) Arbitration. Except as set forth in Section 9(c) above, any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by final and binding arbitration administered by JAMS/Endispute in Los Angeles, California in accordance with the then existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. In the event of such an arbitration proceeding, the Executive and the Company shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. In the event the Executive and the Company cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator. Neither the Executive nor the Company nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state of California, or federal law, or both, as applicable, and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof.

               (c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Executive: at the Executive's most recent address on the records of the Company,

               If to the REIT or the Operating Partnership:

               Maguire Properties, Inc.
               633 West Fifth Street
               Los Angeles, CA  90071
               Attn: General Counsel

               with a copy to:

               Latham & Watkins
               633 West Fifth Street, Suite 4000
               Los Angeles, CA  90071
               Attn: Martha B. Jordan, Esq.

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

               (d) Sarbanes-Oxley Act of 2002. Notwithstanding anything herein to the contrary, if the Company determines, in its good faith judgment, that any transfer or deemed transfer of funds hereunder is likely to be construed as a personal loan prohibited by Section 13(k) of the Exchange Act and the rules and regulations promulgated thereunder, then such transfer or deemed transfer shall not be made to the extent necessary or appropriate so as not to violate the Exchange Act and the rules and regulations promulgated thereunder.

               (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               (f) Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. In addition, notwithstanding any other provision of this Agreement, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Executive, all or any portion of any Excise Tax Gross-Up Payment, and the Executive hereby consents to such withholding.

               (g) No Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

               (h) Entire Agreement. As of the Effective Date, this Agreement, together with any non-competition agreement between the parties, constitutes the final, complete and exclusive agreement between the Executive and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, made to you by any member of the Maguire Group or any entity (a "Predecessor Employer"), or representative thereof, whose business or assets any member of the Maguire Group succeeded to in connection with the initial public offering of the common stock of the REIT or the transactions related thereto. The Executive agrees that any such agreement, offer or promise between the Executive and a Predecessor Employer (or any representative thereof) is hereby terminated and will be of no further force or effect, and the Executive acknowledges and agrees that upon his execution of this Agreement, he will have no right or interest in or with respect to any such agreement, offer or promise. In the event that the Effective Date does not occur, this Agreement (including, without limitation, the immediately preceding sentence) shall have no force or effect.

               (i) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.




                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                              MAGUIRE PROPERTIES, INC.,
                              Maryland corporation



                              By:  /s/  RICHARD I. GILCHRIST
                                 ---------------------------
                                 Name: Richard I. Gilchrist
                                 Title: Co-Chief Executive Officer and President


                              MAGUIRE PROPERTIES, L.P.,
                              a Maryland limited partnership

                              By:  Maguire Properties, Inc.
                              Its: General Partner



                              By:  /s/  RICHARD I. GILCHRIST
                                 ---------------------------
                                 Name: Richard I. Gilchrist
                                 Title: Co-Chief Executive Officer and President



                              "EXECUTIVE"



                               /s/  ROBERT F. MAGUIRE III
                              ---------------------------
                                 Robert F. Maguire III

                                                                       EXHIBIT A

                                 GENERAL RELEASE

               For a valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the "Releasees" hereunder, consisting of Maguire Properties, Inc., a Maryland corporation, Maguire Properties, L.P., a Maryland limited partnership, Maguire Services, Inc., a Maryland corporation, and each of their partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys' fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee's right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act.

               THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

               IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

               (A) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

               (B) HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

               (C) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

               The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys' fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

               The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys' fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

               The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

               IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____.



                                             -----------------------------------
                                             Robert F. Maguire III




                                      -19-